UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2005

(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Dominion Way

Thomasville, North Carolina 27360

(Address of principal executive offices)

(Zip Code)

(336) 889-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Old Dominion Freight Line, Inc. Phantom Stock Plan

On May 16, 2005, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) approved and the Company adopted the Old Dominion Freight Line, Inc. Phantom Stock Plan (the “Phantom Stock Plan”), which became effective immediately. The following description is a summary of the material terms and conditions of the Phantom Stock Plan. This summary is not intended to be complete, and is qualified in its entirety by reference to the Phantom Stock Plan included as Exhibit 10.19.1 to this report and incorporated herein by reference.

The Phantom Stock Plan is to be administered by the Board or, upon its delegation, a committee of the Board comprised of two or more non-employee members of the Board.

The maximum number of shares of phantom stock available for awards under the Phantom Stock Plan is 250,000, subject to any change in the outstanding shares of the common stock. In the event of such a change, the administrator shall make such adjustments in the number of shares of phantom stock reserved under the Phantom Stock Plan and the number of shares granted to participants to prevent dilution or enlargement of an award. Each share of phantom stock represents a contractual right to receive an amount in cash equal to the fair market value of a share of the Company’s common stock on the settlement date. No shares of common stock shall be issued pursuant to the Phantom Stock Plan.

The Phantom Stock Plan administrator, in its sole and absolute discretion, is responsible for selecting each eligible key employee to receive an award and for determining the number of shares of phantom stock to be awarded.

Each award shall vest on the earlier to occur of the following: a change of control of the Company; the fifth anniversary of the grant date of such award, provided the participant is employed on such date; the date of the participant’s death while employed by the Company; the date of the participant’s total disability; or the date the participant attains the age of 65 while employed by the Company. However, if a participant’s employment is terminated before attaining age 55 for any reason other than death or total disability, or at any time for cause, as defined in the Phantom Stock Plan, the participant will forfeit all awards (both vested and unvested) outstanding as of the date of such termination of employment and no payments will be made thereon. Additionally, any awards not vested upon the date of a participant’s termination of employment will be forfeited, and no payment shall be made thereon.

Participants are entitled to receive amounts due for each vested share of phantom stock on the settlement date, which shall be made from the general funds of the Company. The settlement date is the earlier of: the date of the participant’s termination of employment on or after attaining age 55 for any reason other than death, total disability, or for cause; the date of the participant’s death while employed; or the date of the participant’s termination of employment as a result of total disability. Such amounts will be paid in cash to the participant in 24 substantially equal monthly installments commencing as of the first day of the calendar month next following the settlement date, unless the amount to be paid is less than $12,000, in which case it will be paid in a single lump sum. Payments may be delayed if necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). In the event that a participant dies prior to receiving any or all of the amounts to which he is due, the amounts become payable to the beneficiary or beneficiaries designated by the participant. If a participant engages in a competitive activity (as that term is defined in the Phantom Stock Plan) after the settlement date, payments will immediately cease and the participant will forfeit the right to receive any further payments.

Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives

On May 16, 2005, the Board approved and the Company adopted the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives (the “Severance Plan”), which became effective immediately. The following description is a summary of the material terms and conditions of the Severance Plan. This summary is not intended to be complete, and is qualified in its entirety by reference to the Severance Plan included as Exhibit 10.19.2 to this report and incorporated herein by reference.

An individual will be eligible to participate in the Severance Plan if he or she is an eligible key executive (generally, a senior vice president or a vice president) and is selected to participate by the Compensation Committee of the Board. Participation will become effective as of the date the participant is selected for participation and will continue until the participant ceases to be an eligible key executive and has received written notice of a change of status with the Company prior to a change in control, or employment is terminated under circumstances that do not entitle the participant to receive severance benefits.

In the event a participant’s employment is terminated as a result of a compensation continuance termination event (termination of the participant’s employment by the Company for any reason other than for cause, death or total disability, or by the participant for good reason) occurring within 36 months following a change in control, the participant will be entitled to receive the following benefits: receipt of base salary through the last day of the month in which the termination date occurs; a monthly benefit equal to the participant’s monthly termination compensation, as defined in the Severance Plan, during the compensation continuance period; and continued participation in the Company welfare benefit plans until the earlier of the participant’s death or the last day of the calendar month in which the participant receives his final payment of termination compensation. The compensation continuance period is equal to 12 calendar months plus three additional calendar months for each year of service completed by the participant as of the termination date in excess of 10 years, not to exceed 36 calendar months. All payments of benefits to the participant under the Severance Plan will be made from the general funds of the Company and are subject to the participant’s compliance with certain provisions during and following the termination of employment with the Company. In the event that a participant dies prior to receiving any or all of the amounts to which he is due, the amounts become payable to the beneficiary or beneficiaries designated by the participant. The payment of severance benefits may be delayed if necessary to comply with Section 409A of the Internal Revenue Code.

The benefits of the Severance Plan are intended to constitute the exclusive payments due to a participant upon termination of employment as a result of a compensation continuance termination event following a change in control, and will be in lieu of any such compensation under any other agreement, plan, program or policy of the Company. Accordingly, if a participant is party to an employment, severance or similar agreement with the Company, the benefits under this Severance Plan will be reduced (but not below zero) by the amount of severance pay to which the participant is entitled under such other agreement unless the other agreement contains a similar reduction provision that is applied.

Severance benefits will not be paid to a participant in the event the participant’s employment is terminated by the Company for cause, as defined in the Severance Plan, on account of the participant’s death or total disability, or by the participant for any reason other than good reason, or as a result of a compensation continuance termination event that occurs more than 36 months following a change in control. In addition, severance benefits will not be paid unless the participant executes and delivers a release of claims in the form attached to the Severance Plan.

Severance benefits will be reduced if necessary to avoid the excise tax on parachute payments under Section 4999 of the Internal Revenue Code.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.19.1	Old Dominion Freight Line, Inc. Phantom Stock Plan, effective as of May 16, 2005

10.19.2	Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives, effective as of May 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)

Date: May 20, 2005

EXHIBIT INDEX

TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
10.19.1	Old Dominion Freight Line, Inc. Phantom Stock Plan, effective as of May 16, 2005

10.19.2	Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives, effective as of May 16, 2005